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                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             PALMER WIRELESS, INC.,

                        PRICE COMMUNICATIONS CORPORATION

                                       AND

                   PRICE COMMUNICATIONS CELLULAR MERGER CORP.









                            DATED AS OF MAY 23, 1997


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                                TABLE OF CONTENTS




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                                                                                                 Page
                                                                                                 ----

AGREEMENT AND PLAN OF MERGER........................................................................1

ARTICLE I THE MERGER ...............................................................................1
SECTION 1.1. The Merger ............................................................................1
SECTION 1.2. Effective Time.........................................................................2
SECTION 1.3. Effect of the Merger...................................................................2
SECTION 1.4. Certificate of Incorporation; Bylaws...................................................2
SECTION 1.5. Directors and Officers.................................................................2
SECTION 1.6. Closing ...............................................................................2
SECTION 1.7. Subsequent Actions.....................................................................3

ARTICLE II CONVERSION OF SECURITIES; EXCHANGE OF
                  CERTIFICATES .....................................................................3
SECTION 2.1. Conversion of Securities...............................................................3
SECTION 2.2. Payment ...............................................................................4
SECTION 2.3. Company Options; Stock Purchase Plan...................................................5
SECTION 2.4. Stock Transfer Books...................................................................7
SECTION 2.5. Dissenting Shares......................................................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE
                  COMPANY ..........................................................................7
SECTION 3.1. Organization and Qualification; Subsidiaries...........................................7
SECTION 3.2. Certificate of Incorporation and Bylaws................................................8
SECTION 3.3. Capitalization.........................................................................8
SECTION 3.4. Authority .............................................................................9
SECTION 3.5. No Conflict; Required Filings and Consents............................................10
SECTION 3.6. SEC Filings; Financial Statements.....................................................11
SECTION 3.7. Absence of Certain Changes or Events..................................................11
SECTION 3.8. Absence of Litigation.................................................................11
SECTION 3.9. Licenses and Permits; Compliance with Laws............................................12
SECTION 3.10. Taxes ...............................................................................12
SECTION 3.11. Intellectual Property................................................................13
SECTION 3.12. Material Contracts...................................................................13
SECTION 3.13. Employee Benefit Plans...............................................................14
SECTION 3.14. Properties; Assets...................................................................16
SECTION 3.15. Labor Relations......................................................................16
SECTION 3.16. Environmental Matters................................................................16
SECTION 3.17. Insurance ...........................................................................18
SECTION 3.18. FCC Matters and Governmental Matters.................................................18


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     SECTION 3.19. Board Approval; Vote Required........................................................20
     SECTION 3.20. Opinion of Financial Advisor.........................................................20
     SECTION 3.21. Brokers .............................................................................20

     ARTICLE IV  REPRESENTATIONS AND WARRANTIES  OF MERGER
                      SUB ..............................................................................20
     SECTION 4.1. Organization and Qualification........................................................20
     SECTION 4.2. Certificate of Incorporation and Bylaws...............................................21
     SECTION 4.3. Authority ............................................................................21
     SECTION 4.4. No Conflict; Required Filings and Consents............................................21
     SECTION 4.5. Vote Required.........................................................................22

     ARTICLE V  REPRESENTATIONS AND WARRANTIES  OF ACQUIROR.............................................22
     SECTION 5.1. Organization and Qualification; Subsidiaries..........................................22
     SECTION 5.2. Organizational Documents..............................................................23
     SECTION 5.3. Authority ............................................................................23
     SECTION 5.4. No Conflict; Required Filings and Consents............................................23
     SECTION 5.5. Vote Required.........................................................................24
     SECTION 5.6. Financing ............................................................................24
     SECTION 5.7. Qualification of Acquiror.............................................................24
     SECTION 5.8. Absence of Litigation.................................................................25
     SECTION 5.9. Brokers ..............................................................................25
     SECTION 5.10. SEC Filings; Financial Statements....................................................25
     SECTION 5.11. Absence of Certain Changes or Events.................................................25

     ARTICLE VI  COVENANTS .............................................................................26
     SECTION 6.1. Affirmative Covenants of the Company..................................................26
     SECTION 6.2. Negative Covenants of the Company.....................................................26
     SECTION 6.3. Negative Covenants of Acquiror........................................................28
     SECTION 6.4. Control of Operations.................................................................28

     ARTICLE VII  ADDITIONAL AGREEMENTS.................................................................29
     SECTION 7.1. Access and Information................................................................29
     SECTION 7.2. Confidentiality.......................................................................29
     SECTION 7.3. Stockholder Approval..................................................................29
     SECTION 7.4. Proxy Statement.......................................................................29
     SECTION 7.5. FCC Application.......................................................................30
     SECTION 7.6. Further Action; Best Efforts..........................................................31
     SECTION 7.7. Public Announcements..................................................................32
     SECTION 7.8. Indemnification; Directors' and Officers' Insurance...................................32
     SECTION 7.9. Employee Benefits Matters.............................................................33
     SECTION 7.10. HSR Act Matters......................................................................35
     SECTION 7.11. Negotiation With Others..............................................................35
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     ARTICLE VIII  CLOSING CONDITIONS...................................................................36
     SECTION 8.1. Conditions to Obligations of Acquiror, Merger Sub and the Company to Effect
                               the Merger...............................................................36
     SECTION 8.2. Additional Conditions to Obligations of Acquiror......................................37
     SECTION 8.3. Additional Conditions to Obligations of the Company...................................38

     ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER......................................................39
     SECTION 9.1. Termination ..........................................................................39
     SECTION 9.2. Effect of Termination.................................................................40
     SECTION 9.3. Expenses; Fee.........................................................................40
     SECTION 9.4. Amendment ............................................................................40
     SECTION 9.5. Waiver ...............................................................................41

     ARTICLE X  GENERAL PROVISIONS......................................................................41
     SECTION 10.1. Nonsurvival of Representations, Warranties and Agreements............................41
     SECTION 10.2. Notices .............................................................................41
     SECTION 10.3. Certain Definitions..................................................................42
     SECTION 10.4. Headings ............................................................................43
     SECTION 10.5. Severability.........................................................................43
     SECTION 10.6. Entire Agreement.....................................................................43
     SECTION 10.7. Specific Performance.................................................................44
     SECTION 10.8. Assignment ..........................................................................44
     SECTION 10.9. Third Party Beneficiaries............................................................44
     SECTION 10.10. Governing Law.......................................................................44
     SECTION 10.11. Counterparts........................................................................44




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                             Index of Defined Terms


                                                                             Section
                                                                             -------

Acquiror.................................................................    PREAMBLE
Acquiror Material Adverse Effect.........................................    5.1
Acquiror Representatives.................................................    7.1
Acquiror SEC Reports.....................................................    5.10(a)
Acquiror Subsidiaries....................................................    5.1
Acquisition Proposal.....................................................    7.11(a)
affiliate................................................................    10.3(a)
Agreement................................................................    PREAMBLE
Alternative Transaction..................................................    9.3(b)
Balance Sheet............................................................    3.14
benefit liabilities......................................................    3.13(c)
beneficial owner.........................................................    10.3(b)
Benefit Plans     .......................................................    3.13(a)
business day.............................................................    10.3(c)
Certificate of Merger....................................................    1.2
Certificate and Certificates.............................................    2.2(b)
Claim....................................................................    7.8(b)
Class A Common Stock.....................................................    2.1(a)
Class B Common Stock.....................................................    2.1(a)
Closing..................................................................    1.6
Closing Date.............................................................    1.6
Code.....................................................................    3.10
Common Stock.............................................................    2.1(a)
Commonly Controlled Entity...............................................    3.13(a)
Communications Act.......................................................    3.5(b)
Company..................................................................    PREAMBLE
Company Material Adverse Effect..........................................    3.1(a)
Company SEC Reports......................................................    3.6(a)
Company Stock Option Plans...............................................    2.3(a)
Company Stock Purchase Plans.............................................    2.3(c)
Company Subsidiary and Company Subsidiaries..............................    3.1(a)
Confidentiality Agreement................................................    7.2
control, controlled by, under common control with........................    10.3(d)
Delaware Law.............................................................    PREAMBLE
Director Stock Purchase Plan.............................................    2.3(c)
Dissenting Shares........................................................    2.5
Effective Time...........................................................    1.2
employee benefit plans...................................................    3.13(a)
employee pension benefit plans...........................................    3.13(a)


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
                                                                             Section
                                                                             -------
Employee Stock Purchase Plan.............................................    2.3(b)
Encumbrances.............................................................    3.3
Environmental Claim......................................................    3.16(d)(i)
Environmental Laws.......................................................    3.16(d)(ii)
Environmental Reports....................................................    3.16(a)
ERISA....................................................................    3.13(a)
ERISA Plan...............................................................    3.13(a)
Exchange Act.............................................................    3.5(b)
FAA......................................................................    3.18(a)
FCC......................................................................    1.1
FCC Application..........................................................    7.5(a)
FCC Licenses.............................................................    3.18(a)
FCC Transfer Approvals...................................................    8.1(d)
Fee......................................................................    9.3(b)
Final Order..............................................................    8.1(d)
Governmental Entity......................................................    3.5(b)
Hazardous Materials......................................................    3.16(d)(iii)
HSR Act..................................................................    3.5(b)
Indemnified Parties......................................................    7.8(b)
Intellectual Property....................................................    3.11
Material Contracts.......................................................    3.12(a)
Merger...................................................................    1.1
Merger Consideration.....................................................    2.2(b)
Merger Sub...............................................................    PREAMBLE
Multiemployer Plan.......................................................    3.13(d)
Options..................................................................    2.3(a)
Paying Agent.............................................................    2.2(a)
Payment Fund.............................................................    2.2(a)
PCI......................................................................    PREAMBLE
Per Share Amount.........................................................    2.1(a)
Permits..................................................................    3.9
person...................................................................    10.3(e)
Phantom Option...........................................................    2.3(a)
Plan Option..............................................................    2.3(a)
Proxy Statement..........................................................    7.4(a)
qualified................................................................    3.13(b)
SEC......................................................................    3.6(a)
Securities Act...........................................................    3.6(a)
Statutes.................................................................    3.18(e)
Stockholders' Meeting....................................................    7.3
Subsidiary...............................................................    3.1(b)
Surviving Corporation....................................................    1.1


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
                                                                             Section
                                                                             -------
tax, taxable and taxes...................................................    3.10
Termination Date  .......................................................    9.1(f)
unfunded current liability...............................................    3.13(c)
Voting Agreement  .......................................................    PREAMBLE


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                          AGREEMENT AND PLAN OF MERGER



                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into this 23rd day of May, 1997, by and among PALMER WIRELESS, INC., a Delaware corporation (the "Company"), PRICE COMMUNICATIONS CORPORATION, a New York corporation ("Acquiror"), and PRICE COMMUNICATIONS CELLULAR MERGER CORP., a Delaware corporation ("Merger Sub").

                  WHEREAS, the Boards of Directors of the Company, Acquiror and Merger Sub have each determined that it is fair to, and in the best interests of their respective stockholders that Merger Sub, a wholly-owned subsidiary of Acquiror, merge with and into the Company, pursuant to and subject to the terms and conditions of this Agreement and the Delaware General Corporation Law ("Delaware Law"); and

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, Palmer Communications Incorporated, a Delaware corporation ("PCI"), has entered into a voting agreement with Acquiror (the "Voting Agreement") pursuant to which, among other things, PCI has agreed to vote its shares of common stock of the Company in favor of this Agreement, the Merger (as defined below) and the other transactions contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER


         SECTION 1.1.      THE MERGER.

                  Upon the terms and subject to the conditions set forth in this Agreement (including approval of the Federal Communications Commission (the "FCC")), and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.2) Merger Sub shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and a wholly-owned subsidiary of Acquiror. The name of the Company shall continue as the name of the Surviving Corporation.

         SECTION 1.2.      EFFECTIVE TIME.

                  At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law and in such form as approved by the Company and Acquiror prior to such filing (the date and time of the filing of the Certificate of Merger or the time specified therein being the "Effective Time").


         SECTION 1.3.      EFFECT OF THE MERGER.

                  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the rights, privileges, powers and franchises of Merger Sub and the Company, shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.


         SECTION 1.4.      CERTIFICATE OF INCORPORATION; BYLAWS.

                  At the Effective Time, subject to the terms and conditions of
Section 7.8 hereof, (a) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time and as amended by the Certificate of Merger, shall be the certificate of incorporation of the Surviving Corporation, and (b) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.


         SECTION 1.5.      DIRECTORS AND OFFICERS.

                  The directors of Merger Sub (or such other or additional individuals as Acquiror may designate prior to Closing) shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation; and the officers of the Company shall continue as the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


         SECTION 1.6.      CLOSING.

                  Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place as promptly as practicable after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VIII hereof (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 13th Street, N.W., Washington, D.C. 20004, unless another date or place is agreed to in writing by the parties hereto.


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         SECTION 1.7.      SUBSEQUENT ACTIONS.

                  If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES


         SECTION 2.1.      CONVERSION OF SECURITIES.

                  At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, the Company or the holders of any of the following securities:

                         (a) Company Common Stock. Subject to the other
                    provisions of this Section 2.1, each share of (i) Class A common stock, par value $.01 per share, of the Company ("Class A Common Stock"), issued and outstanding immediately prior to the Effective Time (excluding any shares described in Sections 2.1(b) and (c) and any Dissenting Shares (as hereinafter defined)), and (ii) Class B common stock, par value $.01 per share, of the Company ("Class B Common Stock"; together with the Class A Common Stock, the "Common Stock"), shall be converted into the right to receive Seventeen Dollars and Fifty Cents ($17.50) in cash, without interest (the "Per Share Amount"). All such shares of Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Merger Consideration as described below. The holders of certificates previously evidencing such shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock, except as otherwise provided herein or by law. Each such certificate previously evidencing such shares of Common Stock shall be exchanged for the Per Share Amount multiplied by the number of shares previously evidenced by the canceled certificate upon the


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                    surrender of such certificate in accordance with the
                    provisions of Section 2.2, without interest;

                         (b) Acquiror-Owned Shares. All shares of capital stock
                    of the Company owned, directly or indirectly, by Acquiror, Merger Sub or any Acquiror Subsidiary (as defined in Section 5.1) shall be canceled and extinguished without any conversion thereof and no cash shall be delivered or deliverable in exchange therefor;

                         (c) Treasury Stock. All shares of capital stock of the
                    Company held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no cash shall be delivered or deliverable in exchange therefor; and

                         (d) Merger Sub Stock. Each share of common stock, par
                    value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) duly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.


         SECTION 2.2.      PAYMENT.

                  (a) Paying Agent. As of the Effective Time, Acquiror shall, on behalf of Merger Sub, deposit with a bank theretofore designated by the Company and Acquiror (the "Paying Agent"), for the benefit of the holders of shares of Common Stock (excluding any shares described in Sections 2.1(b) and (c) and any Dissenting Shares), for payment in accordance with this Article II, through the Paying Agent, cash in an amount equal to the Per Share Amount multiplied by the number of shares of Common Stock outstanding immediately prior to the Effective Time (excluding any shares described in Sections 2.1(b) and (c) and any Dissenting Shares) (such cash being hereinafter referred to as the "Payment Fund"). Acquiror shall cause the Paying Agent, pursuant to irrevocable instructions, to deliver the cash contemplated to be paid pursuant to Section 2.1(a) out of the Payment Fund. The Payment Fund shall not be used for any other purpose.

                  (b) Payment Procedures. Promptly after the Effective Time, Acquiror shall cause the Paying Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate (each a "Certificate" and collectively, the "Certificates") that immediately prior to the Effective Time evidenced outstanding shares of Common Stock (excluding any shares described in Sections 2.1(b) and (c) and any Dissenting Shares), a form letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the consideration set forth in Section 2.1(a) (the "Merger Consideration"), and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable


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upon the surrender of the Certificates. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate shall represent for all purposes only the right to receive the consideration set forth in Section
2.1(a), without any interest thereon.

                  (c) No Further Rights in Common Stock. All cash paid upon conversion of the shares of Common Stock in accordance with the terms of this
Article II, and all cash paid pursuant to Section 2.5, shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Common Stock.

                  (d) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Common Stock for one hundred eighty (180) days after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Common Stock that have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Acquiror for the Merger Consideration to which they are entitled.

                  (e) No Liability. Neither Acquiror nor the Surviving Corporation shall be liable to any holder of shares of Common Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (f) Lost, Stolen or Destroyed Certificates. In the event any Certificate evidencing shares of Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit setting forth that fact by the person claiming such lost, stolen or destroyed Certificate(s) and granting a reasonable indemnity against any claim that may be made against Acquiror or the Paying Agent with respect to such Certificate(s), Acquiror shall cause the Paying Agent to pay to such person the Merger Consideration with respect to such lost, stolen or destroyed Certificate(s).


         SECTION 2.3.      COMPANY OPTIONS; STOCK PURCHASE PLAN.

                  (a) Company Options. Immediately prior to the Effective Time,
(i) each outstanding stock option to purchase shares of Class A Common Stock (a "Plan Option") granted under the Company's 1995 Stock Option Plan and 1995 Directors' Stock Option Plan, each as amended to the date of this Agreement (collectively, the "Company Stock Option Plans"), and (ii) each phantom option to purchase shares of Class A Common Stock described on Schedule 3.3 hereto (a "Phantom Option"; together with the Plan Options, the "Options"), whether or not any such Options are exercisable, shall be terminated by the Company, and Acquiror shall, on behalf of Merger Sub, pay to the holder thereof at the Effective Time, in consideration for such termination, an amount in cash equal to the excess, if any, of the Per Share Amount over the per share exercise price of such Option, multiplied by the number of shares of Class A Common Stock into which the Option remains unexercised. Any such payment shall be subject to all applicable federal, state and local tax withholding requirements. The Company shall terminate the Company Stock Option Plans as of the Effective Time, and take all such action as is necessary to terminate the Options as of the Effective Time, so that on and after the Effective Time no holder of an Option shall have any option to purchase shares of Class A


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


Common Stock or any other equity interest in the Company under the Company Stock Option Plans or the Phantom Option agreements.

                  (b) Employee Stock Purchase Plan. Effective as of the Effective Time, the Company's 1995 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") shall be terminated and the then applicable Payroll Deduction Period (as defined in the Employee Stock Purchase Plan) shall be deemed to have ended on the last trading day of the Class A Common Stock immediately prior to the Effective Time. At the Effective Time, Acquiror shall, on behalf of Merger Sub, pay to each Company employee who is a participant in the Employee Stock Purchase Plan as of the Effective Time, an amount in cash equal to the Per Share Amount multiplied by the number of shares of Class A Common Stock which the accumulated funds in such employee's account would have been entitled to purchase under the terms of the Employee Stock Purchase Plan as of the end of such Payroll Deduction Period. Such payments shall be deemed to satisfy all obligations of the Company and the Surviving Corporation to the participants in the Employee Stock Purchase Plan. Such payments shall be subject to all applicable federal, state and local tax withholding requirements. All funds in the accounts of the participants as of the Effective Time after such payments, shall belong to and be disbursed in accordance with the instructions of Acquiror. The Company shall terminate the Employee Stock Purchase Plan as of the Effective Time so that on and after the Effective Time no former participant in the Employee Stock Purchase Plan shall have any right to purchase shares of Class A Common Stock or any other equity interest in the Company under the Employee Stock Purchase Plan.

                  (c) Non-Employee Director Stock Purchase Plan. Effective as of the Effective Time, the Company's 1995 Non-Employee Director Stock Purchase Plan (the "Director Stock Purchase Plan"; together with the Employee Stock Purchase Plan, the "Company Stock Purchase Plans"), shall be terminated and the then applicable Accumulation Period (as defined in the Director Stock Purchase Plan) shall be deemed to have ended on the last trading day of the Class A Common Stock immediately prior to the Effective Time. At the Effective Time, Acquiror shall, on behalf of Merger Sub, pay to each member of the Company's Board of Directors who is a participant in the Director Stock Purchase Plan as of the Effective Time, an amount in cash equal to the Per Share Amount multiplied by the number of shares of Class A Common Stock which the accumulated funds in such director's account would have been entitled to purchase under the terms of the Director Stock Purchase Plan as of the end of such Accumulation Period. Such payments shall be deemed to satisfy all obligations of the Company and the Surviving Corporation to the participants in the Director Stock Purchase Plan. Such payments shall be subject to all applicable federal, state and local tax withholding requirements. All funds in the accounts of the participants as of the Effective Time after such payments, shall belong to and be disbursed in accordance with the instructions of Acquiror. The Company shall terminate the Director Stock Purchase Plan as of the Effective Time so that on and after the Effective Time no former participant in the Director Stock Purchase Plan shall have any right to purchase shares of Class A Common Stock or any other equity interest in the Company under the Director Stock Purchase Plan.


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         SECTION 2.4.      STOCK TRANSFER BOOKS.

                  At the Effective Time, the stock transfer books of the Company with respect to all shares of capital stock of the Company shall be closed and no further registration of transfers of such shares of capital stock shall thereafter be made on the records of the Company. On or after the Effective Time, any Certificates for shares of Common Stock (excluding any shares described in Sections 2.1(b) and (c) and Dissenting Shares) presented to the Paying Agent, the Surviving Corporation or Acquiror for any reason shall be converted into the Merger Consideration.


         SECTION 2.5.      DISSENTING SHARES.

                  Notwithstanding any other provisions of this Agreement to the contrary, shares of Class A Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of Delaware Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Class A Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Class A Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender, in the manner provided in Section 2.2, of the certificate or certificates that formerly evidenced such shares of Class A Common Stock.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Acquiror and Merger Sub as follows:


         SECTION 3.1.      ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) The Company and each Subsidiary (as defined below) of the Company (each a "Company Subsidiary" and collectively, the "Company Subsidiaries") is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company and each Company Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which would not have a Company Material Adverse Effect (as defined below). The Company and each Company Subsidiary has the requisite power and authority and any necessary governmental authority, franchise, license or permit to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on the businesses as now being conducted, except for such failures which would not in the aggregate have a Company Material Adverse Effect. The Company has no Subsidiaries (as defined below) or any equity or similar interest in any entity other than those listed in Schedule 3.1. As used herein, the term "Company Material Adverse Effect" means any material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole.

                  (b) For purposes of this Agreement, a "Subsidiary" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, fifty percent (50%) or more of the stock, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity; or (ii) possesses, directly or indirectly, control over the direction of management or policies of such corporation, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).


         SECTION 3.2.      CERTIFICATE OF INCORPORATION AND BYLAWS.

                  The Company has heretofore made available to Acquiror a complete and correct copy of the certificate or articles of incorporation and the bylaws of the Company and each Company Subsidiary that is a corporation, and a correct copy of the partnership agreement for each Company Subsidiary that is a partnership, each as amended to date. Each such certificate or articles of incorporation, bylaws and partnership agreement is in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws, partnership agreement or other organizational document.


         SECTION 3.3.      CAPITALIZATION.

                  The authorized capital stock of the Company consists, as of the date of this Agreement, of: (a) seventy-three million (73,000,000) shares of Class A Common Stock, of which ten million five hundred nineteen thousand six hundred and eighty-one (10,519,681) shares are issued and outstanding; (b) eighteen million (18,000,000) shares of Class B Common Stock, of which seventeen million two hundred ninety-three thousand five hundred and seventy-eight (17,293,578) shares are issued and outstanding; and (c) ten million (10,000,000) shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding. One million nine hundred thousand (1,900,000) shares of Class A Common Stock have been reserved for issuance upon the exercise of Plan Options granted under the Company Stock Option Plans, of which seven hundred forty-five thousand eight hundred and thirty-four (745,834) shares are issuable upon the exercise of Plan Options outstanding under the Company Stock Option Plans as of the date hereof. The Phantom Options assume the issuance of twenty thousand (20,000) shares of Class A Common Stock upon exercise thereof. One hundred sixty thousand (160,000) shares of Class A Common Stock are reserved for issuance under the Company's 1995 Employee Stock Purchase Plan and twenty-five thousand (25,000) shares of Class A Common Stock are reserved for issuance under the Company's 1995 Non-Employee Director Stock Purchase Plan. Seventeen million two hundred ninety-three thousand five hundred and seventy-eight (17,293,578) shares of Class A Common Stock are reserved for purposes of effecting conversions of Class B Common Stock into Class A Common Stock. Since December 31, 1996, no shares of Class A Common Stock or Class B Common Stock have been issued, except for shares of Class A Common Stock issued upon the exercise of options granted under the Company's Stock Option Plans and shares of Class A Common Stock issued pursuant to the Company's Stock Purchase Plan. Except as set forth in Schedule 3.3, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in the Company or any Company Subsidiary. Except as set forth in
Schedule 3.3, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or make any material investment (in the form of a loan, capital contribution or otherwise) in any other person. All of the issued and outstanding shares of Class A Common Stock and Class B Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Schedule 3.3, with respect to each Company Subsidiary that is a corporation, all of the outstanding shares of capital stock of such Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 3.3, with respect to each Company Subsidiary that is a partnership, all of the partnership interests owned by the Company, and with respect to each Company Subsidiary that is a corporation, all of the outstanding shares of capital stock owned by the Company, are owned by the Company free and clear of any liens, security interests, pledges, agreements, options, rights, claims, charges or encumbrances (the "Encumbrances"). As of the date hereof, the only outstanding indebtedness for borrowed money of the Company and the Company Subsidiaries is as set forth in Schedule 3.3 and all such indebtedness is prepayable in full without premium or penalty in accordance with its terms.


         SECTION 3.4.      AUTHORITY.

                  The Company has the necessary corporate power and authority to enter into this Agreement and subject to obtaining any necessary stockholder approval of the Merger, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of this Agreement by the stockholders of the Company in accordance with Delaware Law. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.


         SECTION 3.5.      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations under this Agreement will not, subject to compliance with the requirements set forth in
Section 3.5(b) below, (i) conflict with or violate the certificate or articles of incorporation, bylaws, partnership agreement or other organizational document of the Company or any Company Subsidiary, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any Company Subsidiary or by which any of their respective properties is bound or affected, (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company, any Company Subsidiary or any of their respective properties or assets is bound or affected, or (iv) result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) or give rise to any material rights to other parties under any Material Contract described in Section 3.12(a)(i), except, in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other alterations or occurrences that in the aggregate (A) would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and (B) would not have a Company Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except (i) for (A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), state takeover laws, the exchange on which the Company's securities are traded, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Communications Act of 1934, as amended, together with the rules, regulations and published decisions of the FCC (collectively, the "Communications Act"), (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 3.5, and (C) filing and recordation of appropriate merger documents as required by Delaware Law and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not in the aggregate prevent or delay consummation of the Merger in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not in the aggregate have a Company Material Adverse Effect.


         SECTION 3.6.      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) The Company has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") since March 21, 1995, and has heretofore made available to Acquiror, in the form filed with the SEC since such date, together with any amendments thereto, its (i) Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all reports on Form 8-K, and (v) all other reports or registration statements filed by the Company (collectively, the "Company SEC Reports"). As of their respective filing dates the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act") and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements, including all related notes and schedules, contained in the Company SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of the Company and the Company Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries for the periods indicated in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments.


         SECTION 3.7.      ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as set forth in Schedule 3.7, since December 31, 1996, the Company and the Company Subsidiaries have not incurred any material liability, except in the ordinary course of the businesses consistent with their past practices, and there has not been any change in the business, financial condition or results of operations of the Company or any of the Company Subsidiaries or the occurrence of any other event, which has had, or is reasonably likely to have, a Company Material Adverse Effect, and the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.


         SECTION 3.8.      ABSENCE OF LITIGATION.

                  Except as set forth in Schedule 3.8, as of the date hereof there are (a) no claims, actions, suits, investigations, or proceedings pending or, to the Company's knowledge, threatened against the Company or any of the Company Subsidiaries before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that (i) if adversely determined would individually involve the payment of more than One Hundred Thousand Dollars ($100,000) by the Company or any Company Subsidiary,
(ii) if adversely determined would individually or in the aggregate be reasonably likely to have a Company Material Adverse Effect, (iii) challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby, or (iv) seek material injunctive relief against the Company or any Company Subsidiary, and (b) no material judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary.


         SECTION 3.9.      LICENSES AND PERMITS; COMPLIANCE WITH LAWS.

                  The Company and the Company Subsidiaries hold all permits, licenses and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all Governmental Entities (collectively, the "Permits") necessary for the Company and the Company Subsidiaries to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted, except for the Permits for which the failure to obtain would not have a Company Material Adverse Effect. The businesses of the Company and the Company Subsidiaries are not being conducted in violation of any applicable law, statute, ordinance, regulation, judgment, Permits, order, decree, concession, grant or other authorization of any Governmental Entity, except for violations that would not be reasonably likely to have a Company Material Adverse Effect.


         SECTION 3.10.     TAXES.

                  Except as set forth in Schedule 3.10, the Company and the Company Subsidiaries have prepared and filed on a timely basis with all appropriate Governmental Entities all material returns in respect of taxes that they are required to file on or prior to the Effective Time or by the date therefor including extensions, and all such returns are correct and complete in all material respects. Except as set forth in Schedule 3.10, the Company and the Company Subsidiaries have paid in full all taxes due on or before the Effective Time and, in the case of taxes accruing on or before the Effective Time that are not due on or before the Effective Time, the Company has made adequate provision in its books and records and financial statements for such payment. Except as set forth in Schedule 3.10, the Company and the Company Subsidiaries have withheld from each payment made to any of its present or former employees, officers and directors all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate Governmental Entities. In addition, except as set forth in Schedule 3.10, (a) there are no assessments of the Company or any Company Subsidiary with respect to taxes that have been issued and are outstanding; (b) no Governmental Entity has examined or audited the Company or any Company Subsidiary in respect of taxes; (c) neither the Company nor any Company Subsidiary has executed or filed any agreement extending the period of assessment or collection of any taxes; and
(d) neither the Company nor any Company Subsidiary has received written notification from any Governmental Entity of its intention to commence any audit or investigation. Except as set forth in Schedule 3.10, neither the Company nor any Company Subsidiary is a party to, is bound by or has any obligation under any tax sharing or tax indemnification agreement, provision or arrangement, whether formal or informal, and no power of attorney, which is currently in effect, has been granted with respect to any matter relating to taxes of the Company or any Company Subsidiary. Except as set forth in Schedule 3.10, neither the Company nor any Company Subsidiary is presently required or will be required to include any adjustment in taxable income under Section 481 of the Internal Revenue Code of 1986, as amended (the "Code"), (or any similar provision of the tax laws of any jurisdiction) as a result of any change in method of accounting or otherwise. Except as set forth in Schedule 3.10, neither the Company nor any Company Subsidiary has entered into any "intercompany transaction" as to which any item of deferred gain or loss has not been restored, and no "excess loss account" exists with respect to the stock of any Company Subsidiary, as those terms are defined in the Treasury Regulations issued under Section 1504 of the Code. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include except where the context otherwise requires, all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.


         SECTION 3.11.     INTELLECTUAL PROPERTY.

                  Except as set forth in Schedule 3.11, the Company or one of the Company Subsidiaries owns or possesses all rights to use of the service marks, copyrights, franchises, trademarks, trade names, jingles, slogans, logotypes and other similar intangible assets (the "Intellectual Property") maintained, owned, used, held for use or otherwise held by the Company and the Company Subsidiaries, and all of the rights, benefits and privileges associated therewith material to the conduct of the business of the Company and the Company Subsidiaries as currently conducted. To the knowledge of the Company, neither the Company nor any Company Subsidiary is infringing upon any Intellectual Property right or other legally protectable right of another. To the knowledge of the Company, no person is materially infringing upon any Intellectual Property right of the Company or any Company Subsidiary.


         SECTION 3.12.     MATERIAL CONTRACTS.

                  (a) Schedule 3.12 sets forth a complete and correct list, as of the date of this Agreement, of all agreements of the following type to which the Company or a Company Subsidiary is a party or may be bound (collectively, the "Material Contracts"): (i) agreements filed as an exhibit to the Company SEC Reports and each agreement that would have been required to be filed as an exhibit to the Company SEC Reports had such agreement been entered into as of the date of filing any such SEC Report; (ii) employment, severance, termination, consulting and retirement agreements; (iii) loan agreements, indentures, letters of credit, mortgages, notes and other debt instruments evidencing indebtedness in excess of Five Hundred Thousand Dollars ($500,000); (iv) agreements that require aggregate future payments to or by the Company or any Company Subsidiary of more than Five Hundred Thousand Dollars ($500,000) (other than purchase orders and advertising sales contracts entered into in the ordinary course of business); (v) agreements containing any "change of control" provisions which, if triggered, would involve payments by the Company or any Company Subsidiary in excess of Two Hundred Fifty Thousand Dollars ($250,000) or other material rights or obligations; (vi) material agreements with any key employee, director, officer, or person known to the Company to be a direct or indirect stockholder of the Company; (vii) agreements prohibiting the Company or any Company Subsidiary from engaging or competing in any line of business or limiting such competition;
(viii) except for the partnership agreements of the Company Subsidiaries, any joint venture, partnership and similar agreements involving a sharing of profits; (ix) acquisition or divestiture agreements relating to the (A) sale of assets or stock of the Company or any Company Subsidiary (other than sales of inventory in the ordinary course of business) or (B) the purchase of assets or stock of any other person (other than the purchase of inventory in the ordinary course of business and acquisitions of additional interests in Company Subsidiaries involving payments by the Company of less than Five Hundred Thousand Dollars ($500,000) in the aggregate); (x) brokerage, finder's or financial advisory agreements; (xi) guarantees of indebtedness for borrowed money of any person (other than a Company Subsidiary); (xii) interconnection agreements and switch sharing agreements; and (xiii) agreements under which the Company or any Company Subsidiary manages a cellular system of any third party.

                  (b) Except as set forth in Schedule 3.12, all the Material Contracts are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms, and neither the Company nor any Company Subsidiary has (or has any knowledge that any other party thereto has) violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Material Contract, except for defaults which would not in the aggregate reasonably be expected to have a Company Material Adverse Effect. True and complete copies of all Material Contracts have been delivered to Acquiror or made available for inspection.


         SECTION 3.13.     EMPLOYEE BENEFIT PLANS.

                  (a) Schedule 3.13 sets forth a list of all of the pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive plans, all other material written employee programs, arrangements or agreements and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by the Company or for which the Company could incur a liability or any entity required to be aggregated with the Company (each, a "Commonly Controlled Entity") pursuant to Section 414 of the Code for the benefit of present and former employees or directors of the Company and of each Company Subsidiary or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity (collectively, the "Benefit Plans"). Any of the Benefit Plans which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan".

                  (b) Each of the Benefit Plans intended to be "qualified" within the meaning of Section 401(a) or 501 of the Code has been determined by the Internal Revenue Service to be so qualified and to the Company's knowledge, no circumstances exist that could reasonably be expected by the Company to result in the revocation of any such determination. Each of the Benefit Plans is in compliance with their terms and the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to the Company or any Commonly Controlled Entity.

                  (c) No ERISA Plan which is a defined benefit pension plan has any "unfunded current liability", as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan equals or exceeds the plan's "benefit liabilities", as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                  (d) Except as disclosed in Schedule 3.13, no Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan"). Neither the Company nor any Commonly Controlled Entity has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by the Company or any Commonly Controlled Entity.

                  (e) The Company has made available to Acquiror complete copies, as of the date hereof, of all of the Benefit Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument. The Company has made available to Acquiror complete copies of current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Benefit Plans that are in the possession of the Company as of the date hereof.

                  (f) To the Company's knowledge, except as set forth in
Schedule 3.13 and except for claims for benefits in the ordinary course of business, no claim, lawsuit, arbitration or other action has been threatened or instituted against any Benefit Plan.

                  (g) Except as set forth in Schedule 3.13, Schedule 7.9 or as otherwise contemplated by the terms of this Agreement, the consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay or termination pay, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director or stockholder of the Company (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. No amounts payable under any Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.

                  (h) Except as set forth in Schedule 3.13 or Schedule 7.9, neither the Company nor any Company Subsidiary maintains, contributes to, or in any way provides for any benefits of any kind (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee.

                  (i) Neither the Company, any Company Subsidiary nor any Commonly Controlled Entity has (or could incur) any liability under Title IV of ERISA.


         SECTION 3.14.     PROPERTIES; ASSETS.

                  Except as set forth in Schedule 3.14, the Company or one of the Company Subsidiaries (a) has good and marketable title to all the properties and assets reflected in the latest consolidated balance sheet of the Company dated as of March 31, 1997 (the "Balance Sheet") as being owned by the Company or one of the Company Subsidiaries (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), or acquired after the date thereof which are material to the Company's business on a consolidated basis, free and clear of all Encumbrances except (i) statutory liens securing payments not yet due, and (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (b) is the lessee of all leasehold estates which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and to the knowledge of the Company, each such lease is valid without default thereunder by the lessee or lessor. The assets and properties of the Company and the Company Subsidiaries, taken as a whole, are in good operating condition and repair (ordinary wear and tear excepted), and constitute all of the assets and properties which are required for the businesses and operations of the Company and the Company Subsidiaries as presently conducted.


         SECTION 3.15.     LABOR RELATIONS.

                  Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any Company Subsidiary. Except as set forth in Schedule 3.15, the Company and each Company Subsidiary is in compliance in all material respects with all laws relating to the employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions.


         SECTION 3.16.     ENVIRONMENTAL MATTERS.

                  (a) Except as specifically set forth in those environmental reports previously made available to Acquiror in the Company's due diligence data room (the "Environmental Reports"), and except for matters which would not in the aggregate have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary is in compliance with all applicable Environmental Laws (as defined below) in effect on the date hereof;
(ii) all Permits and other governmental authorizations currently held by the Company and each Company Subsidiary pursuant to the Environmental Laws are in full force and effect, the Company and each Company Subsidiary is in compliance with all of the terms of such Permits and authorizations, and no other Permits or authorizations are required by the Company or any Company Subsidiary for the conduct of their respective businesses on the date hereof; and (iii) the management, handling, storage, transportation, treatment, and disposal by the Company and each Company Subsidiary of any Hazardous Materials (as defined below) has been in compliance with all applicable Environmental Laws. Neither the Company nor any Company Subsidiary has received any written communication that alleges that the Company or any Company Subsidiary is not in compliance in all material respects with all applicable Environmental Laws in effect on the date hereof. As of the date hereof, the Environmental Reports do not set forth any facts or circumstances which have had or are reasonably likely to have a Company Material Adverse Effect.

                  (b) Except as specifically set forth in the Environmental Reports, there is no material Environmental Claim (as defined below) pending or, to the knowledge of the Company, threatened against or involving the Company or any of the Company Subsidiaries or against any person or entity whose liability for any material Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  (c) Except as specifically set forth in the Environmental Reports and except for matters which would not in the aggregate have a Company Material Adverse Effect, to the knowledge of the Company, there are no past or present actions or activities by the Company or any Company Subsidiary including the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Hazardous Materials, that could reasonably form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any Company Subsidiary may have retained or assumed either contractually or by operation of law.

                  (d) As used herein, these terms shall have the following meanings:

                      (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or governmental authority alleging potential liability arising out of, based on or resulting from the presence, or release or threatened release into the environment, of any Hazardous Materials at any location owned or leased by the Company or any Company Subsidiary or other circumstances forming the basis of any violation or alleged violation of any Environmental Law.

                       (ii) "Environmental Laws" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                        (iii) "Hazardous Materials" means wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.


         SECTION 3.17.     INSURANCE.

                  Schedule 3.17 contains a list of all insurance policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance in force at the date thereof with respect to the Company and the Company Subsidiaries. All such insurance policies: (a) insure against such risks, and are in such amounts, as appropriate and reasonable considering the Company and the Company Subsidiaries' properties, businesses and operations; (b) are in full force and effect; and (c) are valid, outstanding, and enforceable. Neither the Company nor any of the Company Subsidiaries has received or given notice of cancellation with respect to any of the material insurance policies.


         SECTION 3.18.     FCC MATTERS AND GOVERNMENTAL MATTERS.

                  (a) The Company and the Company Subsidiaries hold all licenses, permits and other authorizations issued by the FCC to the Company and the Company Subsidiaries for the operation of their respective businesses (the "FCC Licenses") as set forth in Schedule 3.18. The FCC Licenses constitute all of the licenses, permits and authorizations from the FCC that are required for the operations and businesses of the Company and the Company Subsidiaries as they are now operated, except where the FCC has not issued a written microwave authorization. Without limiting the foregoing, the Company and the Company Subsidiaries have received all necessary authorizations from the Federal Aviation Administration ("FAA") for all existing towers that are part of the cellular systems operated by the Company and the Company Subsidiaries and for any facilities the construction of which have been approved by the FCC or of which applications or notifications have been filed for such approval.

                  (b) Schedule 3.18 sets forth each application and notification that the Company and the Company Subsidiaries have pending before the FCC and sets forth the expiration date for each of the cellular FCC Licenses. The Company and the Company Subsidiaries have provided a copy to Acquiror of each of the FCC Licenses and the applications and notifications listed in Schedule 3.18, except where the FCC has not issued a written microwave authorization.

                  (c) The FCC Licenses are valid and in full force and effect, unimpaired by any condition or restriction or any act or omission by the Company or any of the Company Subsidiaries which would reasonably be likely to have a Company Material Adverse Effect. Except as set forth in Schedule 3.18, there are no modifications, amendments, applications, revocations, or other proceedings, or complaints pending or, to the knowledge of the Company, threatened, with respect to the FCC Licenses (other than proceedings that apply to the cellular industry generally). All fees due and payable to the FCC have been paid and no event has occurred which, with or without the giving of notice or lapse of time or both, would constitute grounds for revocation or modification of the FCC Licenses.

                  (d) All material reports required by the Communications Act or required to be filed with the FCC by the Company and the Company Subsidiaries have been timely filed and are accurate and complete in all material respects. All material reports required to be filed by the Company and the Company Subsidiaries with all other governmental or administrative authorities, federal, state and local, have been timely filed and are accurate and complete in all material respects.

                  (e) Except where a lack of compliance would not have a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with, and their cellular systems have been operated in compliance with, the Communications Act and the rules, regulations, policies and orders of the relevant state public utilities commissions and the FAA, including, without limitation, the FCC's time and coverage requirements of 47 C.F.R. Section.
Section 22.142, 22.911, 22.912 and 22.946 (the "Statutes"). The Company and the Company Subsidiaries have in operation validly licensed and adequate cellular base stations required to provide 32 dBu contour coverage, as calculated under the formula prescribed by the FCC in 47 C.F.R. Section 22.911, to all areas of their cellular markets except for coverage gaps that are less than 50 contiguous square miles in size. Except as set forth in Schedule 3.10 and 3.18, the Company and the Company Subsidiaries have not received any written notice to the effect, or otherwise been advised in writing, that they are not in compliance with any Statutes and do not have any reason to anticipate that any presently existing circumstances are reasonably likely to result in violations of any Statutes.

                  (f) Without limiting the generality of the foregoing, except as set forth in Schedule 3.8, no adverse finding has been made, no consent decree entered, no adverse action has been approved or taken by the FCC or any court or other administrative body, and no admission of liability has been made with respect to the Company or any of the Company Subsidiaries or any of the Company's stockholders or any management employee of the Company or the Company Subsidiaries concerning any civil or criminal suit, action or proceeding brought under the provision of any federal, state, territorial or local law relating to any of the following: any felony; unlawful restraint of trade or monopoly; unlawful combination; contract or agreement in restraint of trade; the use of unfair methods of competition; fraud; unfair labor practice; or discrimination.

                  (g) Neither the Company nor any of the Company Subsidiaries has engaged in any course of conduct that could reasonably be expected to impair the ability of Merger Sub or its subsidiaries to be the holder of the FCC Licenses or is aware of any reason why the FCC Licenses might not be renewed in the ordinary course, why any of the FCC Licenses might be revoked, or why any pending applications or notifications might not be approved.


         SECTION 3.19.     BOARD APPROVAL; VOTE REQUIRED.

                  The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are in the best interests of the Company and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof. The affirmative vote of a majority of the votes entitled to be cast by the holders of outstanding shares of the Class A Common Stock and Class B Common Stock (voting as a single class) is the only vote of any class or series of capital stock of the Company necessary to approve the transactions contemplated under this Agreement and the Merger.


         SECTION 3.20.     OPINION OF FINANCIAL ADVISOR.

                  The Company's Board of Directors has received the opinion of Goldman, Sachs & Co. that the consideration to be received in the Merger by the stockholders of the Company is fair to such stockholders from a financial point of view, a written copy of which opinion will be provided to Acquiror when received by the Company, and such opinion has not been withdrawn or modified in any material respect.


         SECTION 3.21.     BROKERS.

                  Except for Goldman, Sachs & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.



                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF MERGER SUB

                  Acquiror and Merger Sub jointly and severally represent and warrant to the Company as follows:


         SECTION 4.1.      ORGANIZATION AND QUALIFICATION.

                  Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.


         SECTION 4.2.      CERTIFICATE OF INCORPORATION AND BYLAWS.

                  Merger Sub has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws.


         SECTION 4.3.      AUTHORITY.

                  Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company and Acquiror, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.


         SECTION 4.4.      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not, subject to compliance with the requirements set forth in
Section 4.4(b) below, (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Merger Sub or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the properties or assets of Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Merger Sub from performing its obligations under this Agreement in any material respect.

                  (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, state takeover laws, exchanges on which Acquiror's securities are traded, the HSR Act and the Communications Act,
(B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 4.4, and (C) filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect.


         SECTION 4.5.      VOTE REQUIRED.

                  The affirmative vote of Acquiror, the sole stockholder of Merger Sub, is the only vote of the holders of any class or series of Merger Sub capital stock necessary to approve any of the transactions contemplated hereby.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                   OF ACQUIROR

                  Acquiror represents and warrants to the Company as follows:


         SECTION 5.1.      ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Acquiror is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which would not have an Acquiror Material Adverse Effect (as defined below). Acquiror has the requisite power and authority and any necessary governmental authority, franchise, license or permit to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on the business as now being conducted, except for such failure which would not have an Acquiror Material Adverse Effect. As used herein, the term "Acquiror Material Adverse Effect" means any material adverse effect on the business, assets, financial condition or results of operations of Acquiror and its subsidiaries (collectively, the "Acquiror Subsidiaries") taken as a whole.

         SECTION 5.2.      ORGANIZATIONAL DOCUMENTS.

                  Acquiror has heretofore made available to the Company a complete and correct copy of the certificate of incorporation and bylaws of Acquiror, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Acquiror is not in violation of any of the provisions of its certificate of incorporation or bylaws.


         SECTION 5.3.      AUTHORITY.

                  Acquiror has the necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.


         SECTION 5.4.      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement will not, subject to compliance with the requirements set forth in Section 5.4(b) below, (i) conflict with or violate the certificate of incorporation or bylaws of Acquiror, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Acquiror or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Acquiror pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which Acquiror or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Acquiror from performing its obligations under this Agreement in any material respect, and would not have an Acquiror Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except

(i) for (A) applicable requirements, if any, of the Exchange Act, state takeover laws, exchanges on which Acquiror's securities are traded, the HSR Act and the Communications Act, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 5.4, and (C) filing and recordation of appropriate merger documents as required by Delaware Law and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Acquiror from performing its obligations under this Agreement in any material respect, and would not have an Acquiror Material Adverse Effect.


         SECTION 5.5.      VOTE REQUIRED.

                  No vote of the stockholders of Acquiror is necessary to approve any of the transactions contemplated hereby.


         SECTION 5.6.      FINANCING.

                  Acquiror will have available on the Effective Time sufficient funds to consummate the Merger and to make all the payments necessary to consummate the transactions contemplated hereby, including, without limitation, payments under Article II hereof for the Common Stock, Options and Dissenting Shares, and payments necessary to satisfy all amounts outstanding as of the Closing Date under the Company's credit facilities described on Schedule 3.3 hereto.


         SECTION 5.7.      QUALIFICATION OF ACQUIROR.

                    Acquiror is and pending the Effective Time will be legally, technically, financially and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire, own and operate the assets and business of the Company and the Company Subsidiaries. There are no facts or proceedings which would reasonably be expected to disqualify Acquiror under the Communications Act or otherwise from acquiring or operating any of the assets and business of the Company and the Company Subsidiaries or would cause the FCC not to approve the FCC Application (as defined in Section 7.5(a)). Acquiror has no knowledge of any fact or circumstance relating to Acquiror or any of its affiliates that would reasonably be expected to (a) cause the filing of any objection to the FCC Application, or (b) lead to a delay in the processing by the FCC of the FCC Application. No waiver of any FCC rule or policy is necessary to be obtained for the approval of the FCC Application, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the consummation of the transactions herein.

         SECTION 5.8.      ABSENCE OF LITIGATION.

                  Except as set forth in Schedule 5.8, there are (a) no claims, actions, suits, investigations, or proceedings pending or, to Acquiror's knowledge, threatened against Acquiror or any of its properties or assets before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby, and (b) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against Acquiror or any of its properties or assets that would prevent or materially delay the transactions contemplated hereby.


         SECTION 5.9.      BROKERS.

                  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.


         SECTION 5.10.     SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Acquiror has filed all forms, reports, statements and other documents required to be filed with the SEC since December 31, 1996, and has heretofore made available to the Company, in the form filed with the SEC since such date, together with any amendments thereto, its (i) Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all reports on Form 8-K, and (v) all other reports or registration statements filed by Acquiror (collectively, the "Acquiror SEC Reports"). As of their respective filing dates the Acquiror SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act and
(ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The financial statements, including all related notes and schedules, contained in the Acquiror SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Acquiror and Acquiror Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Acquiror and Acquiror Subsidiaries for the periods indicated in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments.


         SECTION 5.11.     ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Except as disclosed in the Acquiror SEC Reports filed prior to the date of this Agreement or as set forth in Schedule 5.11, since March 31, 1997, Acquiror and Acquiror Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change in the business, financial condition or results of operations of Acquiror or any of Acquiror Subsidiaries, which has had, or is reasonably likely to have, an Acquiror Material Adverse Effect, and Acquiror and Acquiror Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices. The representations and warranties contained in this
Section 5.11 shall be deemed to speak only as of the date hereof.


                                   ARTICLE VI

                                    COVENANTS


         SECTION 6.1.      AFFIRMATIVE COVENANTS OF THE COMPANY.

                  The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, the Company shall, and shall cause each Company Subsidiary to, (a) operate its business in the usual and ordinary course consistent with past practices; (b) use its reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and key employees and maintain its relationship with its respective principal customers and suppliers; (c) use its reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and (d) use its reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; provided, however, that in the event the Company or any of the Company Subsidiaries deems it necessary to take certain actions that would otherwise be prohibited by clauses (a)-(d) of this Section 6.1, the Company shall consult with Acquiror and Acquiror shall consider in good faith the Company's request to take such action and not unreasonably withhold or delay its consent for such action.


         SECTION 6.2.      NEGATIVE COVENANTS OF THE COMPANY.

                  Except as expressly contemplated by this Agreement and except as set forth in Schedule 6.2, or otherwise consented to in writing by Acquiror, from the date hereof until the Effective Time, the Company shall not, and shall cause each Company Subsidiary not to, do any of the following:

                  (a) (i) increase the compensation payable to or to become payable to any of its directors, executive officers or employees, except for increases in salary, wages or bonuses payable or to become payable in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to existing severance arrangements or policies as in effect on the date of this Agreement) to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or

(iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable law;

                  (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of its capital stock;

                  (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the exercise of outstanding Options referred to in Schedule 3.3 in accordance with their terms);
(ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

                  (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares (including any phantom options or stock appreciation rights), or any rights, warrants or options to acquire, any such shares (except for the issuance of shares upon the exercise of outstanding Options and the issuance of shares under the Company Stock Purchase Plans); or
(ii) amend or otherwise modify the terms of any such rights, warrants or options in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

                  (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division (other than a wholly-owned Subsidiary) thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets in the ordinary course of business and consistent with past practice), or make or commit to make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice;

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets except for the grant of purchase money security interests not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate and dispositions in the ordinary course of business and consistent with past practice;

                  (g) propose or adopt any amendments to its certificate of incorporation or, as to its bylaws or partnership agreement, as the case may be, any amendments that would have an adverse impact on the consummation of the transactions contemplated by this Agreement or would be adverse to Acquiror's interests;

                  (h) (i) change any of its methods of accounting in effect at January 1, 1997, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed Five Hundred Thousand Dollars ($500,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except, in the case of clause (i) or clause (ii), as may be required by law or generally accepted accounting principles;

                  (i) incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than (i) purchase money indebtedness not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate, (ii) indebtedness incurred in the ordinary course of business under the existing loan agreements described on Schedule 3.3 hereto, and (iii) capitalized leases not to exceed One Million Dollars ($1,000,000) in the aggregate;

                  (j) without the written consent of Acquiror (which consent shall not be unreasonably withheld, delayed or conditioned), enter into or modify in any material respect any agreement which, if in effect as of the date hereof, would have been required to be disclosed on Schedule 3.12 as a Material Contract; or

                  (k) agree in writing or otherwise to do any of the foregoing.


         SECTION 6.3.      NEGATIVE COVENANTS OF ACQUIROR.

                  From the date hereof until the Effective Time, Acquiror shall not (a) declare or pay any dividend on or make any other distribution of cash or property in respect of, outstanding shares of its capital stock; or (b) redeem, repurchase or otherwise reacquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock.


         SECTION 6.4.      CONTROL OF OPERATIONS.

                  Nothing contained in this Agreement shall give Acquiror or Merger Sub, directly or indirectly, except as expressly provided in this Agreement, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Acquiror shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS


         SECTION 7.1.      ACCESS AND INFORMATION.

                  From the date hereof to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, afford to Acquiror and its officers, employees, accountants, consultants, legal counsel, representatives of current and prospective sources of financing for the Merger and other representatives of Acquiror (collectively, the "Acquiror Representatives"), reasonable access during normal business hours to the properties, executive personnel and all information concerning the business, properties, contracts, records and personnel of the Company and the Company Subsidiaries as Acquiror may reasonably request. The Company further agrees to reasonably cooperate with Acquiror in connection with Acquiror's obtaining financing for this transaction (including making appropriate officers of the Company available on a reasonable basis for road show presentations).


         SECTION 7.2.      CONFIDENTIALITY.

                  Acquiror acknowledges and agrees that all information received from or on behalf of the Company or any of the Company Subsidiaries in connection with the Merger shall be deemed received pursuant to the confidentiality agreement, dated as of May 21, 1997, between the Company and Acquiror (the "Confidentiality Agreement") and Acquiror shall, and shall cause the Acquiror Representatives to comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.


         SECTION 7.3.      STOCKHOLDER APPROVAL.

                  The Company shall, promptly after the date of this Agreement, take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to convene a meeting of the Company's stockholders (the "Stockholders' Meeting"), to approve and adopt this Agreement and the Merger. The Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger and to take all other actions reasonably necessary or in Acquiror's reasonable judgment advisable to secure such vote as promptly as practicable, unless otherwise required by applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with independent legal counsel.


         SECTION 7.4.      PROXY STATEMENT.

                  (a) As promptly as practicable after the execution and delivery of this Agreement, the Company shall prepare and file with the SEC a proxy statement in connection with the matters to be considered at the Stockholders' Meeting (the "Proxy Statement"). The Company shall use its best efforts to cause the Proxy Statement to be "cleared" by the SEC for mailing to the stockholders of the Company as promptly as practicable and shall mail the Proxy Statement to its stockholders as promptly as practicable thereafter. Acquiror shall furnish all information concerning it and the holders of its capital stock as the Company may reasonably request in connection with such actions. The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of approval and adoption of this Agreement and the Merger, unless otherwise required by applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with independent legal counsel. Acquiror shall have the right to review the Proxy Statement before it is filed with the SEC.

                  (b) The information supplied by Acquiror for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any supplement thereto) is first mailed by stockholders or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholders' Meeting any event or circumstance relating to Acquiror or any of its affiliates, or its or their respective officers or directors, should be discovered by Acquiror that should be set forth in a supplement to the Proxy Statement, Acquiror shall promptly inform the Company.

                  (c) All information contained in the Proxy Statement (other than information provided by Acquiror for inclusion therein) shall not, at the date the Proxy Statement (or any supplement thereto) is first mailed to stockholders or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholders' Meeting any event or circumstance relating to the Company or any of the Company Subsidiaries, or to its or their respective officers or directors, should be discovered by the Company that should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.


         SECTION 7.5.      FCC APPLICATION.

                  (a) As promptly as practicable after the execution and delivery of this Agreement, Acquiror, Merger Sub and the Company shall prepare all appropriate applications for FCC consent, and such other documents as may be required, with respect to the transfer of control of the Company to Acquiror (collectively, the "FCC Application"). Not later than the fifth (5th) business day following execution and delivery of this Agreement, Acquiror and Merger Sub shall deliver to the Company their respective completed portions of the FCC

Application. Not later than the tenth (10th) business day following the execution and delivery of this Agreement, the Company shall file, or cause to be filed, the FCC Application. Acquiror, Merger Sub and the Company shall prosecute the FCC Application in good faith and with due diligence in order to obtain such FCC consent as expeditiously as practicable. If the Closing shall not have occurred for any reason within the initial effective period of the granting of approval by the FCC of the FCC Application, and neither Acquiror nor the Company shall have terminated this Agreement pursuant to Section 9.1, Acquiror and the Company shall jointly request one or more extensions of the effective period of such grant. No party hereto shall knowingly take, or fail to take, any action the intent or reasonably anticipated consequence of which action or failure to act would be to cause the FCC not to grant approval of the FCC Application.

                  (b) Acquiror and the Company shall each pay one-half (1/2) of any FCC fees that may be payable in connection with the filing or granting of approval of the FCC Application. Acquiror and the Company shall each oppose any request for reconsideration or judicial review of the granting of approval of the FCC Application. The Company shall pay any cost incurred in connection with complying with the FCC notice and advertisement requirements in connection with the transfer of control of the Company.


         SECTION 7.6.      FURTHER ACTION; BEST EFFORTS.

                  (a) Each of the parties shall use best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and Acquiror as are necessary for the transactions contemplated herein. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use commercially reasonable efforts to take all such action.

                  (b) From the date of this Agreement until the Effective Time, each of the parties shall promptly notify the other in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the Merger or the conversion of the Common Stock into the Merger Consideration pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror to own or operate all or any portion of the business or assets of the Company.

                  (c) The Company shall give prompt written notice to Acquiror, and Acquiror and Merger Sub shall give prompt written notice to the Company, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time. Each party shall use its best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.


         SECTION 7.7.      PUBLIC ANNOUNCEMENTS.

                  Acquiror and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement of Acquiror or the Company with any exchange on which the securities of the Company or Acquiror are traded.


         SECTION 7.8.      INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

                  (a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnities under the certificate of incorporation or bylaws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by applicable law.

                  (b) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and the Company Subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, with the approval of Acquiror and the Surviving Corporation (which approval shall not be unreasonably withheld), or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the fullest extent permitted under Delaware Law (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of Delaware Law).

                  (c) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time (i) the Indemnified Parties may retain its regularly engaged independent legal counsel as of the date of this Agreement, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to Acquiror and the Surviving Corporation, (ii) the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) the Surviving Corporation will use its reasonable efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.8, promptly upon learning of any such Claim, shall notify the Surviving Corporation (although the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which the Surviving Corporation may have under this Section 7.8, except to the extent such failure prejudices the Surviving Corporation), and shall deliver to the Surviving Corporation the undertaking contemplated by Section 145(e) of Delaware Law. The Indemnified Parties as a group may retain one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as reasonably determined by counsel to such Indemnified Parties) a conflict on any significant issue between the position of any two or more of such Indemnified Parties, in which event, an additional counsel as may be required may be retained by such Indemnified Parties.

                  (d) Acquiror shall cause to be maintained in effect for not less than six (6) years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time; provided, however, that (i) Acquiror may substitute therefor policies of substantially the same coverage containing terms and conditions that are substantially the same for the Indemnified Parties to the extent reasonably available and (ii) Acquiror shall not be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase as much coverage as possible for such amount.

                  (e) This Section 7.8 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Acquiror and Merger Sub and the Surviving Corporation and their respective successors and assigns. Acquiror hereby guarantees the Surviving Corporation's obligations pursuant to this
Section 7.8.


         SECTION 7.9.      EMPLOYEE BENEFITS MATTERS.

                  (a) For a period of two (2) years after the Effective Time, Acquiror shall cause the Surviving Corporation to provide employee benefits under plans, programs and arrangements, which, in the aggregate, will provide benefits to the employees of the Company and the Company Subsidiaries which are no less favorable, in the aggregate, than those provided pursuant to the plans, programs and arrangements of the Company in effect and disclosed to Acquiror on the date hereof; provided, however, that nothing herein shall interfere with the Surviving Corporation's right or obligation to make such changes to such plans, programs or arrangements as are necessary to conform with applicable law; provided, further, however, that with respect to any such plan, program or arrangement that provides for the issuance of the Company's Common Stock, or options or securities exercisable or convertible into the Company's Common Stock, the Surviving Corporation shall be required to adopt equity compensation programs providing for the issuance of common stock of Acquiror to such employees.

                  (b) In furtherance of the provisions of Section 7.9(a), Acquiror shall cause the Surviving Corporation to provide to those executives listed on Schedule 7.9 hereto with the employee benefits provided to each such executive on the date hereof and for the time period set forth in the Company's employment and/or severance agreements with such executives as set forth on
Schedule 7.9 hereto; provided, however, that notwithstanding the foregoing, to the extent that any contributions under a qualified retirement plan would be prohibited by applicable law, Acquiror shall cause the Surviving Corporation to make cash payments from time to time to such executives equal to the value of such contributions which can not be so made under applicable law, as and when such contributions would have been made as noted on Schedule 7.9. The employee benefits provided to such executives on the date hereof under the Company's employment and/or severance agreements with such executives are detailed on
Schedule 7.9 hereto.

                  (c) Acquiror acknowledges and agrees that prior to the Effective Time, the Company will take all such actions as may be necessary to cause (i) all participants to become fully vested in their benefits under the Company's 401(k) Plan, and (ii) employer contributions to be made with respect to periods prior to the Effective Time to the Company's 401(k) Plan to the extent that such contributions would be made if the participants were employed by the Company on the last day of the calendar year in which the Closing occurs. Acquiror will allow employees of PCI to continue to participate in the Company's 401(k) Plan at least until the end of the calendar year in which the Closing occurs.

                  (d) On or prior to the Effective Time, the Company shall pay a pro-rated portion of the annual bonuses and gainshare that would have otherwise been payable to the eligible employees of the Company after the end of the year, such bonuses and gainshare to be consistent with the Company's 1997 Management and Professional Bonus Plan and the Company's Gainshare Program, with past practice, and the estimates contained in Schedule 7.9(d).

                  (e) Acquiror agrees that it will not allow the Surviving Corporation to amend or terminate the Palmer Wireless, Inc. Change of Control Severance Program for a period of one (1) year after the Effective Time.

                  (f) Prior to Closing, the Company shall make, or shall make accruals on its financial statements for, all payments required to be made by the Company under the terms of any Benefit Plan or by any law applicable to any Benefit Plan with respect to all periods through the Closing Date.

                  (g) On or prior to the Effective Time, the Company shall take, or cause to be taken, such actions as are reasonably necessary to:

                      (i) cause the Company to adopt the PCI plans providing medical, dental, vision, prescription drug, flexible spending account, pre-tax premium contribution, travel accident, accidental death and dismemberment, long term disability, and life insurance benefits for the benefit of Company employees;

                      (ii) add the Company as a contractholder under insurance contracts providing insurance coverage, and administrative contracts relating to, for one or more of the benefits listed in the immediately preceding paragraph (i) above as well as workers compensation liability coverage and provide that such contracts continue as to the Company after the Effective Time;

                      (iii) substitute the Company for PCI as the party to the Palmer Communications Health Care Expense Fund which is a Code Section 501(c)(9) trust used to fund certain of the benefits listed in paragraph (i) above and any other trust or account which is used with respect to flexible spending accounts or pre-tax premium contributions for Company employees; and

                      (iv) except as provided in Section 7.9(c) hereof, cease participation and coverage in the Company plans, trusts and insurance contracts referred to in paragraphs (i) through (iii) above with respect to all individuals who are not Company employees as of the Effective Time.


         SECTION 7.10.     HSR ACT MATTERS.

                  Acquiror, Merger Sub and the Company (as may be required pursuant to the HSR Act) promptly will complete all documents required to be filed with the Federal Trade Commission and the United States Department of Justice in order to comply with the HSR Act and, not later than fifteen (15) days after the date hereof, together with the persons who are required to join in such filings, shall file the same with the appropriate Governmental Entities. Acquiror, Merger Sub and the Company shall promptly furnish all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings, and shall take all reasonable actions and shall file and use best efforts to have declared effective or approved all documents and notifications with any such Governmental Entity, as may be required under the HSR Act or other Federal antitrust laws for the consummation of the Merger and the other transactions contemplated hereby.


         SECTION 7.11.     NEGOTIATION WITH OTHERS.

                  (a) Unless and until this Agreement shall have been terminated in accordance with its terms, the Company shall not, through any officer, director, employee, representative, agent or direct or indirect stockholder of the Company or any Company Subsidiaries, directly or indirectly, encourage or solicit any proposal that constitutes an Acquisition Proposal (as defined below), engage in any discussions or negotiations or provide any information to any person relating thereto or in furtherance thereof or accept any Acquisition Proposal; provided, however, that nothing contained in this Section 7.11 shall prohibit the Company, or its Board of Directors, from making any disclosure to its stockholders that, in the judgment of its Board of Directors in accordance with, and based upon, the advice of outside counsel, is required under applicable law. For purposes of this Agreement, "Acquisition Proposal" means any offer to acquire (or meaningful indication of interest in the acquisition of) all or any substantial part of the business and properties or capital stock of the Company or the Company Subsidiaries, whether by merger, consolidation, sale of assets or stock, tender offer or similar transaction or series of transactions involving the Company, the Company Subsidiaries or their direct or indirect stockholders.

                  (b) Notwithstanding Section 7.11(a), the Board of Directors of the Company, in the exercise of and as required by its fiduciary duties as determined in good faith by the Board of Directors of the Company in accordance with and based upon the advice of outside counsel, may (i) furnish information (including, without limitation, confidential information) concerning the Company to a third party who makes an unsolicited request for such information for the purpose of making an Acquisition Proposal, provided that such third party executes and delivers a confidentiality agreement substantially the same as the Confidentiality Agreement, and (ii) engage in discussions or negotiations with a third party who submits in writing an interest in making an Acquisition Proposal that the Board of Directors believes, based on advice of its financial advisors, is reasonably capable of being consummated and is reasonably likely to be superior to the transactions contemplated by this Agreement from a financial point of view to all stockholders of the Company, provided, however, that in the case of clause (i) or (ii) hereof, the Company shall promptly notify Acquiror in writing of such request for information or Acquisition Proposal, providing reasonable details with respect thereto, and shall keep Acquiror informed as to the status of any discussions or negotiations referred to in clause (ii) above.


                                  ARTICLE VIII

                               CLOSING CONDITIONS


         SECTION 8.1. CONDITIONS TO OBLIGATIONS OF ACQUIROR, MERGER SUB AND THE COMPANY TO EFFECT THE MERGER.

                  The respective obligations of Acquiror, Merger Sub and the Company to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with applicable law.

                  (b) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; provided, however, that the parties shall use their reasonable efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                  (c) HSR Act. Any waiting period with any extensions thereof under the HSR Act shall have expired or been terminated.

                  (d) FCC Approval. All consents, waivers, approvals and authorizations (the "FCC Transfer Approvals") required to be obtained, and all filings or notices required to be made, by Acquiror, Merger Sub and the Company prior to consummation of the transactions contemplated in this Agreement shall have been obtained from, and made with, the FCC. Each of the FCC Transfer Approvals shall have become a Final Order. For purposes of this Agreement, "Final Order" shall mean an action by the FCC: (i) that is not reversed, stayed, enjoined, set aside, annulled or suspended within the deadline, if any, provided by applicable statute or regulation; (ii) with respect to which no request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review that is filed within such period is pending, and (iii) as to which the deadlines, if any, for filing any such request, motion, petition, application, appeal or notice, and for the entry of orders staying, reconsidering or reviewing on the FCC's own motion have expired. Notwithstanding anything to the contrary contained herein or otherwise, Acquiror may, at is option by written notice to the Company: (i) waive on behalf of the parties the requirement that each of the FCC Transfer Approvals shall have become a Final Order; and (ii) acquire the microwave licenses pursuant to special temporary authority granted to Acquiror by the FCC.


         SECTION 8.2.      ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR.

                  The obligations of Acquiror to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. The representations and warranties of the Company made in this Agreement shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of the Company required to be performed on or before the Effective Time shall have been performed in all material respects. Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

                  (c) Legal Opinions. Acquiror shall have received (i) an opinion from Hogan & Hartson L.L.P., counsel to the Company, in form and substance reasonably satisfactory to Acquiror, and (ii) an opinion from the Company's FCC counsel in substantially the form attached hereto as Exhibit A.

                  (d) Dissenting Shares. The Dissenting Shares shall constitute not greater than ten percent (10%) of the shares of Class A Common Stock outstanding on the Closing Date.

                  (e) No Company Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing.


         SECTION 8.3.      ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.

                  The obligations of the Company to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. The representations and warranties of Acquiror and Merger Sub made in this Agreement shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of Acquiror and Merger Sub required to be performed on or before the Effective Time shall have been performed in all material respects. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to that effect.

                  (c) Legal Opinion. The Company shall have received an opinion from Proskauer Rose Goetz & Mendelsohn LLP, counsel to Acquiror and Merger Sub, in form and substance reasonably satisfactory to the Company.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER


         SECTION 9.1.      TERMINATION.

                  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

                  (a) by mutual written consent of each of Acquiror and the Company;

                  (b) by Acquiror if the Company shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by the Company shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, such that as a result of such breach, failure or misrepresentation the conditions set forth in Section 8.2(a), 8.2(b) or 8.2(e) would not be satisfied, and such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof;

                  (c) by the Company if Acquiror or Merger Sub shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by Acquiror or Merger Sub shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, such that as a result of such breach, failure or misrepresentation the conditions set forth in Section 8.3(a) or 8.3(b) would not be satisfied, and such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof;

                  (d) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

                  (e) by either Acquiror or the Company if the Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Stockholders' Meeting and the Merger shall not have been consummated within forty-five (45) days thereafter; and

                  (f) by either the Company or Acquiror if the merger shall not have been consummated before December 31, 1997 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(f) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date.

         SECTION 9.2.      EFFECT OF TERMINATION.

                  Except as provided in Section 9.3 or Section 10.1, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of Acquiror, Merger Sub or the Company or any of their respective officers or directors to the other parties hereto and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party for any breach of this Agreement.


         SECTION 9.3.      EXPENSES; FEE.

                  (a) Except as otherwise expressly provided herein, all expenses incurred by the parties hereto shall be borne solely by the party that has incurred such expenses. All FCC annual regulatory fees which are due and payable prior to Closng shall be paid by the Company prior to Closing.

                  (b) Without in any way limiting the Company's obligations under this Agreement (including without limitation under Sections 1.1, 1.2, 1.6, 2.3, 6.1, 6.2, 7.1, 7.3, 7.4, 7.5, 7.6, 7.10 and 7.11 hereof) or Acquiror's rights under Section 10.7 hereof, the Company shall pay, or shall cause to be paid to, Acquiror a Fee (the "Fee") of Fifteen Million Dollars ($15,000,000), if this Agreement is (i) terminated either (A) by Acquiror under Section 9.1(b) as a result of the Company's breach of its obligations under Sections 1.1, 1.2, 1.6, 2.3, 6.1, 6.2, 7.1, 7.3, 7.4, 7.5, 7.6, 7.10 or 7.11, (B) by the Company or
Acquiror under Section 9.1(e) and (ii) either (A) an Alternative Transaction (as defined below) has been publicly announced and has not been withdrawn at the time of such termination (in which event the Fee shall be paid simultaneously with such termination) or (B) an Alternative Transaction is consummated on or prior to the date that is one (1) year after the date of this Agreement (in which event the Fee shall be paid simultaneously with such consummation); provided, however, that payment of such Fee shall be deemed to satisfy in full all of the liabilities and obligations of the Company under this Agreement. As used herein, an "Alternative Transaction" shall mean any transaction or proposed transaction or related series of transactions (including without limitation any merger, consolidation, sale of assets or stock, tender offer or other transaction) providing for the receipt by the Company and/or the holders of more than fifty percent (50%) of its Common Stock of consideration equivalent to a value in excess of Seventeen Dollars and Fifty Cents ($17.50) per share of Common Stock.


         SECTION 9.4.      AMENDMENT.

                  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of this Agreement and the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Common Stock shall be converted pursuant to this

Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.


         SECTION 9.5.      WAIVER.

                  At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE X

                               GENERAL PROVISIONS


         SECTION 10.1.     NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                           AGREEMENTS.

                  The representations, warranties and agreements in this Agreement (and in any certificate delivered in connection with the Closing) shall be deemed to be conditions to the Merger and shall not survive the Effective Time or termination of this Agreement, except for the agreements set forth in Articles I (the Merger) and II (Conversion of Securities; Exchange of Certificates) and Sections 7.8 (Indemnification and Insurance) and 7.9 (Employee Benefits Matters), each of which shall survive the Effective Time indefinitely, and Sections 7.2 (Confidentiality), 9.2 (Effect of Termination) and 9.3 (Expenses; Fee), each of which shall survive termination of this Agreement indefinitely.


         SECTION 10.2.     NOTICES.

                  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to Acquiror:

                           Price Communications Corporation
                           45 Rockefeller Plaza
                           Suite 3200
                           New York, New York  10020
                           Telecopier No.: (212) 397-3755
                           Attention: Robert Price

                           With a copy (which shall not constitute notice) to:

                           Proskauer Rose Goetz & Mendelsohn LLP
                           1585 Broadway
                           New York, New York  10036-8299
                           Telecopier No.: (212) 969-2900
                           Attention: Peter G. Samuels, Esq.

                  (b)      If to the Company:

                           Palmer Wireless, Inc.
                           12800 University Drive
                           Fort Myers, Florida  33014
                           Telecopier No.:  (914) 433-8213
                           Attention:      Pat Meehan, Esq.

                           With a copy (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, DC  20004
                           Telecopier No.:  (202) 637-5910
                           Attention:      David B.H. Martin, Jr., Esq.


         SECTION 10.3.     CERTAIN DEFINITIONS.

              For purposes of this Agreement, the term:

                  (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) "beneficial owner" means with respect to any shares of Common Stock a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding voting or disposing of any such shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

                  (c) "business day" shall mean any day other than a day on which banks in the State of Florida are authorized or obligated to be closed;

                  (d) "control" (including the terms "controlled by" and "under common control with") means, other than for purposes of the Communications Act, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise; and

                  (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).


         SECTION 10.4.     HEADINGS.

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


         SECTION 10.5.     SEVERABILITY.

                  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.


         SECTION 10.6.     ENTIRE AGREEMENT.

                  This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.


         SECTION 10.7.     SPECIFIC PERFORMANCE.

                  The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.


         SECTION 10.8.     ASSIGNMENT.

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


         SECTION 10.9.     THIRD PARTY BENEFICIARIES.

                  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except for
(a) the Indemnified Parties under Section 7.8, (b) the rights of the holders of Common Stock to receive the Merger Consideration payable in the Merger pursuant to Article II, and (c) the rights of the individuals listed on Schedule 7.9 under Section 7.9.


         SECTION 10.10.    GOVERNING LAW.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.


         SECTION 10.11.    COUNTERPARTS.

                  This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT AND PLAN OF MERGER to be executed and delivered as of the date first written above.

                                      PRICE COMMUNICATIONS
                                      CORPORATION


                                      By: /s/ ROBERT PRICE
                                         --------------------------------
                                      Name: Robert Price
                                           ------------------------
                                      Title: President
                                            -----------------------------


                                      PRICE COMMUNICATIONS CELLULAR MERGER CORP.



                                      By: /s/ ROBERT PRICE
                                         --------------------------------
                                      Name: Robert Price
                                           -------------------------
                                      Title: President
                                            -----------------------------


                                      PALMER WIRELESS, INC.



                                      By: /s/ WILLIAM J. RYAN
                                         ------------------------------------
                                              William J. Ryan
                                              President and Chief Executive
                                              Officer

The exhibits and schedules to the Agreement and Plan of Merger are not included with this Current Report on Form 8-K. The Company will provide those exhibits and schedules upon the request of the Securities and Exchange Commission.